EXHIBIT 21


       LIST OF SUBSIDIARIES OF MENTOR GRAPHICS CORPORATION


                                                   Jurisdiction of
                Name                                Organization

Mentor Graphics (UK) Limited                        England
Mentor Graphics (France) SARL                       France
Mentor Graphics Italia SpA                          Italy
Mentor Graphics (Deutschland) GmbH                  West Germany
Mentor Graphics (Denmark)                           Denmark
Mentor Graphics (Netherlands) B.V.                  Netherlands
Mentor Graphics Finance B.V.                        Netherlands
Mentor Graphics (Singapore) Pte., Ltd.              Singapore
Mentor Graphics Japan Co., Ltd.                     Japan
Mentor Graphics (Scandinavia) AB                    Sweden
Mentor Graphics (Finland) AB                        Finland
Mentor Graphics (Canada) Ltd.                       Canada
Mentor Graphics (Schweiz) AG                        Switzerland
European Development Center                         Belgium